AMENDED AND RESTATED
BY-LAWS
OF
FORMFACTOR, INC.
(A Delaware corporation)
(as adopted on January 3, 1994, and
as amended on April 10, 1997, and
as amended on May 13, 1999, and
as amended on March 14, 2002, and
as amended on April 18, 2002, and
as amended on May 19, 2005,
as amended on July 20, 2016,
as amended on May 27, 2022,
and as amended on July 29, 2025)

Section 2.9:	Powers	13
Section 2.10:	Compensation of Directors	13
Section 2.11:	Directors Emeritus; Chairperson Emeritus	13

AMENDED AND RESTATED
BY-LAWS
OF
FORMFACTOR, INC.
(A Delaware corporation)
(as adopted on January 3, 1994, and
as amended on April 10, 1997, and
as amended on May 13, 1999, and
as amended on March 14, 2002, and
as amended on April 18, 2002, and
as amended on May 19, 2005,
as amended on July 20, 2016,
as amended on May 27, 2022,
and as amended on July 29, 2025)
ARTICLE I
STOCKHOLDERS
Section 1.1: Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware or by means of remote communication, as the Board of Directors in its sole discretion may determine from time to time. Any other proper business may be transacted at the annual meeting.
Section 1.2: Special Meetings. Special meetings of stockholders for any purpose or purposes described in the notice of the meeting may be called at any time by the Board of Directors, and shall be called upon the request of the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or by a majority of the members of the Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time). Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called at the request of the Chairperson of the Board of Directors, the Chief Executive Officer or the President, then such person shall request such meeting by delivering a written request to call such meeting to each member of the Board of Directors, and the Board of Directors shall then determine the time, date and place of such special meeting, which shall be held not more than one hundred twenty (120) nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board of Directors. Special meetings may be held at such time and place, within or without the State of Delaware or by means of remote communication, as shall be stated in the notice of such meeting or in a duly executed waiver of notice thereof. Business conducted at a special meeting of stockholders shall be limited to the purpose or purposes of the meeting as stated in the notice of such meeting given by the person calling such meeting. Any previously scheduled special meeting of stockholders may be rescheduled or cancelled by the Board of Directors.
Section 1.3: Notice of Meetings. Except as otherwise provided by law, notice of all meetings of stockholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing, by electronic transmission in the manner provided by law (including without limitation as set forth in Article VII, Section 7.1 of these Bylaws) or in any other form or manner that is allowable by law. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Any stockholder waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 1.4: Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.
Section 1.5: Quorum. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business, except if otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by remote communication, if applicable, or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity.
Section 1.6: Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chief Executive Officer, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairperson of the meeting and, subject to such rules, regulations and procedures adopted by the Board of Directors as it shall deem appropriate and Section 1.10 hereof, shall (i) have the power to adjourn the meeting to another time, date and place (if any) and (ii) have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7: Voting; Proxies.
(a) Unless otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 1.8 of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by a stockholder or stockholders holding shares representing at least one percent (1%) of the votes entitled to vote at such meeting, or by such stockholder’s or stockholders’ proxy; provided, however, that an election of directors shall be by written ballot if demand is so made by any stockholder at the meeting before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate and, if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law.

(b) Each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting for the election of such director at which a quorum is present, provided that, except as otherwise provided by the Certificate of Incorporation, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by remote communication, if applicable, or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.7(b) of the Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director is not elected, the director shall offer to tender such director’s resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered such director’s resignation will not participate in the Board of Directors’ decision.
(c) Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or by remote communication, if applicable, or represented by proxy at the meeting and are voted for or against the matter.
Section 1.8: Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9: List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
Section 1.10: Inspectors of Elections.
(a) Applicability. Unless otherwise provided in the Corporation’s Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an automated interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Corporation.
(b) Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(c) Inspector’s Oath. Each inspector of election, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
(d) Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
(e) Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.
(f) Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 1.11: Nomination of Directors.
(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting of stockholders. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock. Nominations of persons for election as directors may be made only by or at the direction of the Board of Directors (each, a “Board Nominee”), or by a qualifying stockholder at any annual meeting of stockholders or at any special meeting for which the election of directors is a purpose specified in the notice of meeting given by the person calling the special meeting (each, a “Stockholder Nominee”). A nomination by a qualifying stockholder may be made only pursuant to timely notice in proper written form to the Secretary and must comply with the requirements of Rule 14a-19 under the Exchange Act. To be in proper form, such stockholder’s written notice shall set forth:
(i) as to each Stockholder Nominee whom the stockholder proposes to nominate for election or re-election as a director:
(A) the name, age, business address and residence address of the Stockholder Nominee,
(B) the principal occupation or employment of the Stockholder Nominee,
(C) the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by the Stockholder Nominee and/or the Stockholder Nominee’s affiliates and associates,

(D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the nominating stockholder, each other beneficial owner of the Corporation’s capital stock, if any, on whose behalf the nomination is being made and the respective affiliates and associates of such stockholder and any such other such beneficial owner, on the one hand (each, a “Nominating Person”), and (y) each proposed Stockholder Nominee and such Stockholder Nominee’s respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Securities and Exchange Commission (“SEC”) Regulation S-K if the Nominating Persons were the “registrant” for purposes of such Item and the proposed Stockholder Nominee were a director of such registrant,
(E) the Stockholder Nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected,

(F) any other information relating to the proposed Stockholder Nominee and such Stockholder Nominee’s affiliates and associates that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(ii) as to the Nominating Persons:
(A) the name, address and principal occupation or business activity of such Nominating Persons,
(B) the class, series, and number of shares of capital stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by Nominating Persons,
(C) a description of any agreement, arrangement or understanding between or among such Nominating Persons and each proposed Stockholder Nominee, the Stockholder Nominee’s affiliates and associates and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such Stockholder Nominee(s),
(D) a description of (t) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Nominating

Persons may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such Nominating Persons, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (u) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (v) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Nominating

Persons, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Persons with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (w) any rights to dividends on the shares of the Corporation owned beneficially by such Nominating Persons that are separated or separable from the underlying shares of the Corporation; (x) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Nominating Persons are a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (y) any performance-related fees (other than an asset-based fee) to which such Nominating Persons are entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (including, without limitation, any such interests described in clauses (t) through (y) above held by members of such Nominating Persons’ immediate family sharing the same household); and (z) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Nominating Persons,
(E) a description of any material pending or threatened legal proceeding in which such Nominating Persons is a party or material participant involving the Corporation or any affiliate of the Corporation,
(F) any other material relationship between such Nominating Persons, on the one hand, and the Corporation, any affiliate of the Corporation, or any principal competitor of the Corporation, on the other hand (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),
(G) any direct or indirect material interest of such Nominating Persons in any material contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (the information called for by clauses (D) through (G) is referred to hereinafter as the “Stockholder Information”),
(H) any other information relating to such Nominating Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,
(I) a representation as to whether or not such Nominating Persons intend to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act,
(J) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock in accordance with Rule 14a-19 promulgated under the Exchange Act, or such larger percentage required to elect the Stockholder Nominee and solicit proxies from such stockholders in support of such nomination,
(K) a representation that such qualifying stockholder is entitled to vote for the election of directors at the meeting and intends to appear in person or by proxy at the meeting to nominate the Stockholder Nominee(s) named in its notice, and
(L) a representation whether such Nominating Persons intend (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such Nominating Persons to be sufficient to elect the Stockholder Nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such Stockholder Nominee (and such representation shall be included in any such solicitation materials).
The foregoing notwithstanding, the Stockholder Information need not be provided with respect to the ordinary course business activities of any broker, dealer, bank, or other nominee who is a Nominating Person solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner. A Nominating Person shall not have complied with this Section 1.11 if the Nominating Person solicits or does not solicit, as the case may be, proxies in support of such Nominating Person’s Stockholder Nominee in contravention of the representations with respect thereto made pursuant to the foregoing clause (J).
(b) In addition to the information required to be provided in the stockholder’s notice of this Section 1.11, each Stockholder Nominee and Board Nominee shall provide to the Secretary of the Corporation within two weeks of receipt of the Secretary’s written request therefor:
(i) a completed copy of the Corporation’s form of director’s questionnaire, as provided by the Secretary,
(ii) an agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, and other corporate governance policies, as provided by the Secretary,
(iii) a reasonable written disclosure of any of the following:
(A) any agreement or understanding as to how he or she will vote on any matter,
(B) any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or as a director; and
(C) any transactions between a Nominating Person and the Stockholder Nominee or the Board Nominee within the preceding five years;
(iv) reasonable evidence that such stockholder has met the requirements of Rule 14a-19 of the Exchange Act.
The Secretary of the Corporation may also request in writing that a Stockholder Nominee or Board Nominee report entering into any of the items listed in Section 1.11(b)(iii)(A) through (C) above at any time during such nominee’s service as a director. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable SEC and stock exchange listing standards and the Corporation’s publicly disclosed corporate governance guidelines.
(c) Not later than each of (i) five days after the record date for the meeting and (ii) eight days before the meeting, the Nominating Person and the proposed Stockholder Nominee shall supplement in writing the information required by Section 1.11(a)(i) and clauses (A)–(J) of Section 1.11(a)(ii), as applicable, by providing to the Secretary at the principal executive offices of the Corporation updated information current as of the record date and as of the tenth day before the meeting, respectively.
(d) In addition to the requirements of Section 1.7 and this Section 1.11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, with respect to any such nominations. Unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such stockholder (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with all applicable requirements of Section 1.7 and this Section 1.11 and Rules 14a-19(a)(2) and 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees. Upon request by the Corporation, if any such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
(e) The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairperson should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(f) For purposes of Sections 1.11 and 1.12 of these Bylaws:
(i) a “qualifying stockholder” is a stockholder who (A) is entitled to vote at the meeting for the election of directors or the proposed business, as applicable, (B) is present in person at the meeting (or, if the stockholder is not an individual, is represented at the meeting by an individual duly authorized by a written proxy provided to the Corporation at the meeting), (C) was a beneficial owner of shares of the Corporation both at the time of giving the required notice and at the time of the meeting, and (D) has complied with the notice procedures set forth in this Section 1.11 or in Section 1.12, as applicable;
(ii) “timely notice” shall mean that the stockholder’s notice is delivered to or mailed and received by the close of business at the principal executive offices of the Corporation (A) in the case of an annual meeting, not less than 75 days nor more than 105 days before the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be so received not earlier than the close of business on the 105th day before such annual meeting and not later than the close of business on the later of (1) the 75th day before such annual meeting and (2) the 10th day following the day on which public disclosure of the date of the meeting is first made, (B) in the case of a special meeting, not earlier than the 105th day before such special meeting and not later than the close of business on the later of (1) the 75th day before the date of such special meeting and (2) if the first public disclosure of the date of such special meeting is less than 85 days before the date of such special meeting, the 10th day following the day on which public disclosure of the date of the meeting is first made, and (C) in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 75 days before the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent) (or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 75 days prior to such annual meeting), a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation; provided that, in no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above;

(iii) “beneficial” ownership of securities has the meaning given in Rule 13d-3 under the Exchange Act but shall include all securities of which the respective person has a right to acquire beneficial ownership at any time in the future; and
(iv) “public disclosure” of the date of a stockholders meeting shall mean disclosure of such date in any of a mailing to stockholders, a press release reported by a national news service, or a document publicly filed by the Corporation with the SEC pursuant to any of Sections 13, 14 or 15(d) of the Exchange Act.
Section 1.12: Advance Notice of Business at Annual Meetings.
(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 1.11) must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chief Executive Officer, President or the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a qualifying stockholder.
(b) In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a qualifying stockholder, the business must constitute a proper matter under Delaware law for stockholder action and the proposing qualifying stockholder must have given timely notice thereof in proper written form to the Chairperson of the Board, if any, the Chief Executive Officer, the President or the Secretary. To be in proper form, such qualifying stockholder’s written notice shall set forth:
(i) as to each matter the qualifying stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal (including the exact text of any resolution(s) proposed for consideration and, in the event that such business includes a proposal to amend the

Bylaws, the exact text of the proposed amendment), and (C) the reasons for conducting such business at the annual meeting, and
(ii) as to the proposing qualifying stockholder and each other beneficial owner of the Corporation’s capital stock, if any, on whose behalf the proposal is being made and the respective affiliates and associates of such proposing qualifying stockholder (the “Proposing Persons”):
(A) the name, address and principal occupation or business activity of such Proposing Persons,
(B) the class, series, and number of shares of capital stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such Proposing Persons,
(C) a description of any material interest of such Proposing Persons in the business desired to be brought before the annual meeting,

(D) a description of any agreement, arrangement or understanding between or among such Proposing Persons and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal,
(E) the Stockholder Information (substituting “Proposing Persons” for “Nominating Persons” in the definition of “Stockholder Information”),
(F) any other information relating to such Proposing Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,
(G) a representation that such qualifying stockholder is entitled to vote on the proposed business at the meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting, and
(H) a representation whether such Proposing Persons intend or is part of a group that intend (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such Proposing Persons to be sufficient to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).
The foregoing notwithstanding, the information required by clauses (D) and (E) need not be provided with respect to the ordinary course business activities of any broker, dealer, bank, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. A Proposing Person shall not have complied with this Section 1.12 if the stockholder solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto made pursuant to the foregoing clause (H).
(c) Not later than each of (i) five days after the record date for the meeting and (ii) eight days before the meeting, the Proposing Persons shall supplement in writing the information required by Section 1.12(b)(i) and clauses (A)-(F) of Section 1.12(b)(ii) by providing to the Secretary at the principal executive offices of the Corporation updated information current as of the record date and as of the tenth day before the meeting, respectively.

(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.12, provided, however, that (i) any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.12 and (ii) nothing in this Section 1.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

(e) The chairperson of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if the chairperson should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1: Number; Qualifications. The Board of Directors shall consist of one or more members. Subject to any restrictions contained in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.
Section 2.2: Election; Resignation; Removal; Vacancies.
The provisions of this Section 2.2 are subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by electronic transmission. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless otherwise required by law, any director or the entire Board of Directors may be removed with the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote at an election of directors with or without cause. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders at an annual or special meeting called for the purpose of filling such vacancy, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders.
Section 2.3: Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.
Section 2.4: Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, Chief Executive Officer, President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twelve (12) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission, or in any other form or by any other manner allowable by law. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
Section 2.5: Remote Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.
Section 2.6: Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time.
Section 2.7: Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, or in such person’s absence by the Chief Executive Officer, or in such person’s absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8: Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, by electronic transmission or any other form allowable by law, and the writing or writings, the electronic transmission or transmissions or any other form or format allowable by law are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form, shall be in electronic form if the minutes are maintained in electronic form and, in any case, shall be in any other format allowable by law and being used to maintain the minutes.
Section 2.9: Powers. The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
Section 2.10: Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
Section 2.11: Directors Emeritus; Chairperson Emeritus. The Board of Directors may, by resolution adopted by a majority of the whole Board, appoint a director or former director who has served the Corporation with distinction as a Director Emeritus or, in the case of a director who has served as chairperson of the Board of Directors, as Chairperson Emeritus. Such appointment shall in each case be for a term expiring at the next Annual Meeting of Stockholders but shall be subject to renewal, by the same vote, at the meeting of the Board immediately following the Annual Meeting. A Director Emeritus or Chairperson Emeritus shall not be considered a member of the Board of Directors, but shall be a consultant to the Board and, in such capacity, shall be invited to attend all meetings of the Board and such meetings of the committees of the Board as the chairperson of the Board shall determine to be appropriate. For a Director Emeritus’s or Chairperson Emeritus’s services, such Director Emeritus or Chairperson Emeritus shall be entitled to receive the same compensation for meetings actually attended as members of the Board of Directors, but shall not be entitled to receive any annual or other periodic fee or retainer paid to members of the Board.
ARTICLE III

COMMITTEES
Section 3.1: Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. For avoidance of doubt, if a director resigns or is removed pursuant to Section 2.2 of these Bylaws, then the director shall be deemed to have resigned or been removed from each committee that such director is a member.
Section 3.2: Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.
ARTICLE IV
OFFICERS
Section 4.1: Generally. The officers of the Corporation shall consist of a Chief Executive Officer and/or a President, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. All officers may from time to time be elected or appointed by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint officers other than the Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Each officer shall hold office until such person’s successor is elected and qualified or until such person’s earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.2: Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:
(a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;
(b) To preside at all meetings of the stockholders;
(c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and
(d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of

Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board of Directors has not designated any other officer to be the Chief Executive Officer, then the Chairperson of the Board of Directors shall be the Chief Executive Officer.
Section 4.3: Chairperson of the Board. The Chairperson of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.
Section 4.4: President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairperson of the Board of Directors, and/or to any other officer, the President shall have the responsibility for the general management the control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.
Section 4.5: Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to such Vice President by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected or appointed by the Board of Directors.
Section 4.6: Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

Section 4.7: Treasurer. The Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.8: Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.9: Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 4.10: Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V
STOCK
Section 5.1: Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
Section 5.2: Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 5.3: Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
INDEMNIFICATION
Section 6.1: Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, both as to action in such person’s official capacity and as to action in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 6.2: Advance of Expenses. The Corporation shall pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.
Section 6.3: Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.
Section 6.4: Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.
Section 6.5: Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII
NOTICES
Section 7.1: Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram, or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via telegram, telex, mailgram, or fax when dispatched. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 7.1 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2: Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
ARTICLE VIII
INTERESTED DIRECTORS
Section 8.1: Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because such director’s or officer’s or their votes are counted for such purpose, if: (i) the material facts as to such director’s or officer’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; provided that if a majority of the directors are not disinterested directors with respect to the contract or transaction, such contract or transaction shall be approved (or recommended for approval) by a committee of the Board of Directors that consists of two or more directors, each of whom the Board of Directors has determined to be a disinterested director with respect to the act; or (ii) the material facts as to such director’s or officer’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IX
MISCELLANEOUS
Section 9.1: Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 9.2: Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.
Section 9.3: Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, diskettes, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

Section 9.4: Reliance upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 9.5: Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.
Section 9.6: Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
Section 9.7: Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in the shares of the capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.7.
ARTICLE X
AMENDMENT
Section 10.1: Amendments. Stockholders of the Corporation holding at least sixty-six and two-thirds percent (66-2/3%) of the Corporation’s outstanding voting stock then entitled to vote at an election of directors shall have the power to adopt, amend or repeal Bylaws. To the extent provided in the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation.